Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ranger Energy Services, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220018 and 333-231818) of Ranger Energy Services, Inc. ("Ranger") of our report dated September 21, 2021, relating to the consolidated financial statements of PerfX Wireline Services, LLC, which appear in Ranger's Current Report on Form 8-K/A dated September 21, 2021.

/s/ BDO USA, LLP
Houston, Texas
September 21, 2021